                            AGREEMENT

     AGREEMENT made as of this 6th day of May, 1997 by and between IGG International, Inc., ("IGG") of One Kendall Square,
Building 300, Cambridge, MA 02139 ("IGGI") and Keith Greenfield of 12 Cedarhill Road, Dover, MA 02030 ("Greenfield").

     WHEREAS, Greenfield has rendered services to IGGI in the areas of strategic consulting and assistance with certain negotiations; and

     WHEREAS, IGGI has agreed to compensate Greenfield for his services in the issuance of stock;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. IGGI hereby agrees to issue to Greenfield, in consideration of and as full compensation for all services rendered by Greenfield to IGGI as of the date hereof (which shall be in addition to compensation granted to Greenfield pursuant to that certain agreement between Greenfield and IGGI dated
September 13, 1996 (the "September Agreement")):

          a total of 45,500 shares of IGGI's Common Stock. Of such shares, 30,500 shall be so-called "restricted" stock under Rule 144, and the remaining 15,000 shares shall be registered on Form S-8. The parties acknowledge that pursuant to the September Agreement Greenfield was to receive 15,000 unrestricted shares, but such unrestricted shares were not in fact issued by the Company and the 15,000 unrestricted shares provided for herein will be in lieu of, and not in addition to, the 15,000 unrestricted shares that were to be granted under the September Agreement; and

          warrants to purchase 7,000 shares of IGGI's Common Stock. Such warrants shall be dated the date hereof and shall be identical to those warrants issued to investors in connection with IGGI's equity financing in late 1996 and early 1997.

     2. Greenfield shall not be entitled to any cash compensation.

     3. This agreement shall not be construed to constitute a contract of employment, to create any continuing rights or obligations beyond the term hereof, or to constitute the parties as principal and agent, joint venturers or partners.

     4. This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

                    IGG International, Inc.

                    By:____________________________
                       Bradley J. Carver, President

                    _______________________________
                    Keith Greenfield

                            AGREEMENT

     AGREEMENT made as of this 6th day of May, 1997 by and between IGG International, Inc., ("IGG") of One Kendall Square,
Building 300, Cambridge, MA 02139 ("IGGI") and Keith Greenfield of 12 Cedarhill Road, Dover, MA 02030 ("Greenfield").

     WHEREAS, Greenfield and IGGI have this date executed an agreement relating to the provision of services by Greenfield to IGGI (the "Consulting Agreement"); and

     WHEREAS, IGGI has agreed to grant Greenfield additional compensation for his services which will be earned upon the achievement by IGGI of certain predetermined milestones;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. IGGI hereby agrees to issue to Greenfield, in consideration of services to be rendered by Greenfield to IGGI (which shall be in addition to compensation granted to Greenfield pursuant to that certain agreement between Greenfield and IGGI dated of even date herewith, a total of up to 30,000 of IGGI's Common Stock. Such stock will vest and be issuable upon the occurrence of the following events: (a) 10,000 shares will vest upon the completion by IGGI of a "major financing", defined as a debt or equity financing the gross proceeds to IGGI of which are at least $5,000,000; (b) an additional 10,000 shares will vest upon the consummation by IGGI of a "major corporate partnering transaction", defined as a joint venture or other corporate partnership transaction with a corporate partner, which transaction is projected in good faith by IGGI's Board of Directors to result in gross revenues (including any related revenues such as equity, research and development grants, etc.) to IGGI of at least $5,000,000 during a period of not more than three years from the date of consummation thereof; and (c) an additional 10,000 shares will vest upon the closing by IGGI of an underwritten public offering resulting in proceeds to IGGI of not less than $20,000,000.

     2. Except as specifically supplemented by this Agreement, the Consulting Agreement will remain in all respects in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

                    IGG International, Inc.

                    By:____________________________
                            Bradley J. Carver, President
                    _______________________________
                    Keith Greenfield